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                                                                EXHIBIT 4.2(a)

                       FIXED RATE GLOBAL MEDIUM-TERM NOTE

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                     PRINCIPAL OR FACE AMOUNT
No. FX       CUSIP No.                       $
                      --------------------   ----------------------------------

                         TOYOTA MOTOR CREDIT CORPORATION
                                MEDIUM-TERM NOTE
                                  (Fixed Rate)

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                  *** [ ] CHECK IF A PRINCIPAL INDEXED NOTE ***
                  IF CHECKED, CALCULATION AGENT: _____________

If this is a Principal Indexed Note, references herein to "principal" shall be deemed to be the face amount hereof, except that the amount payable upon Maturity of this Note shall be determined in accordance with the formula or formulas set forth below or in an attached Addendum hereto.

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ORIGINAL ISSUE DATE:         INTEREST RATE:       STATED MATURITY DATE:


INTEREST PAYMENT DATES:


INITIAL REDEMPTION           INITIAL REDEMPTION   ANNUAL REDEMPTION
DATE:                        PERCENTAGE:          PERCENTAGE
REDUCTION:


OPTIONAL REPAYMENT DATE(S):


DAY COUNT CONVENTION
[   ]30/360 FOR THE PERIOD FROM                                 TO           .
[   ]ACTUAL/360 FOR THE PERIOD FROM                             TO           .
[   ]ACTUAL/ACTUAL FOR THE PERIOD FROM                          TO           .

                                     - 1 -

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ADDENDUM ATTACHED:                              ORIGINAL ISSUE
DISCOUNT:
[   ]  Yes                                      [   ]  Yes
[   ]  No                                       [   ]  No
                                                Total Amount of OID:
                                                Yield to Maturity:
                                                Initial Accrual Period:

OTHER PROVISIONS:


                                       2

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TOYOTA MOTOR CREDIT CORPORATION, a California corporation ("Issuer" or the
"Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

DOLLARS, or if this is a Principal Indexed Note, the principal amount as determined in accordance with the terms set forth under "Other Provisions" above and/or in the Addendum attached hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest on the principal or face amount as set forth above at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

     The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (if specified as repayable at the option of the Holder in an attached Addendum) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); PROVIDED, HOWEVER, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date. Unless otherwise specified in an Addendum attached hereto, if the Maturity or an Interest Payment Date falls on a day which is not a Business Day as defined below, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the

                                       3

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Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     Payment of the principal of and interest on this Note will be made at the Office or Agency of the Company maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and PROVIDED, FURTHER, that AT THE OPTION OF THE COMPANY, the Holder of this Note may be entitled to receive payments of principal of and interest on this Note by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee not less than 15 days prior to the applicable payment date.

     Unless the certificate of authentication hereon has been executed by or on behalf of Bankers Trust Company, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized series of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes (the "Notes"). The Notes are issued and to be issued under an Indenture dated as of August 1, 1991 as amended and supplemented by the First Supplemental Indenture dated as of October 1, 1991 (herein called the "Indenture") between the Company, The Chase Manhattan Bank, N.A. and Bankers Trust Company, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. Bankers Trust Company shall act as Trustee with respect to the Notes (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes, under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

     Except as otherwise provided in the Indenture, the Notes will be issued in global form only registered in the name of The Depository Trust Company (the "Depositary") or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book entry form by the Depositary for the accounts of participating organizations of the Depositary.

     This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

     If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption

                                       4

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Date is set forth above, this Note may not be redeemed prior to the Stated
Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued interest hereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date or such other notice specified in an Addendum attached hereto. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified above hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     Unless otherwise specified in an Addendum attached hereto, this Note is not subject to repayment at the option of the Holder. If this Note shall be repayable at the option of the Holder as specified in an attached Addendum hereto, unless otherwise specified in such Addendum, on any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. If specified as repayable at the option of the Holder in such Addendum, for this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date or such other time as is specified in an Addendum attached hereto. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified above is "30/360" for the period specified thereunder, on the basis of the actual number of days in the related month and a 360-day year if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or on the basis of the actual number of days in the related year and month if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder.

         As used herein, "Business Day" means:

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         1.       for United States dollar denominated Notes: any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a "New York Business Day");

         2. for non-United States Dollar denominated Notes (other than Notes denominated in euro): a day that is both (x) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (as defined below) and (y) a New York Business Day; and

         3. for euro denominated Notes: a day that is both (x) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system is open; and (y) a New York Business Day.

         As used herein, "Principal Financial Center" means: the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively.

         "Specified Currency" means the currency in which a particular Note is denominated (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country which is then legal tender for the payment of such debts).

         Notwithstanding anything to the contrary contained herein or in the Indenture, for purposes of determining the rights of a Holder of a Note for which the principal thereof is determined by reference to the price or prices of specified commodities or stocks, interest rate indices, interest or exchange rate swap indices, the exchange rate of one or more specified currencies relative to another currency or such other price, exchange rate or other financial index or indices as specified above (a "Principal Indexed Note"), in respect of voting for or against amendments to the Indenture and modifications and the waiver of rights thereunder, the principal amount of any such Principal Indexed Note shall be deemed to be equal to the face amount thereof upon issuance. The method for determining the amount of principal payable at Maturity on a Principal Indexed Note will be specified in an attached Addendum.

         Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto and references herein to "this Note," "hereof," "herein," and "as specified above" or similar language of like import shall also be references to any such Addendum.

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         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

                                                 TOYOTA MOTOR CREDIT CORPORATION


                                                 By:
                                                    ---------------------------
                                                    George E. Borst
                                                    Senior Vice President
                                                    And General Manager

Attest:


By:
   ---------------------------
   Robert Pitts
   Secretary


CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned indenture.

BANKERS TRUST COMPANY
     as Trustee


By:                                              Dated:
   ---------------------------                         ------------------------
     Authorized Officer

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                            OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms and at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
                                              ---------------------------------

-------------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

        For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

        If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
 -----------------------------                    -----------------------------
                                                  NOTICE:  The signature on
Date                                              this Option to Elect
     -------------------------                    Repayment must correspond
                                                  with the name as written upon
                                                  the face of this Note in
                                                  every particular, without
                                                  alteration or enlargement or
                                                  any change whatever.

                            ASSIGNMENT/TRANSFER FORM


         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)
                                                                   ------------

-------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing

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attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
      -----------------------               -----------------------------------

         NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

       TEN COM--as tenants in common

       UNIF GIFT MIN ACT--........................Custodian....................
                                   (Cust)                         (Minor)

                        Under Uniform Gifts to Minors Act

                   ...........................................
                                     (State)

                  TEN ENT--as tenants by the entireties
                  JT TEN--as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.